EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Fourth Quarter
And Full Year 2010 Financial Results

•	Q4 record revenue of $140.7 million, representing a year-over-year increase of 20% over Q4 2009, a 23% increase on a constant currency basis
•	Q4 operating income of $7.7 million, Adjusted EBITDA of $17.6 million or 12.5% of revenue
•	Q4 non-GAAP diluted EPS from continuing operations of $0.20
•	Q4 operating cash flow of $24.2 million

SCOTTSDALE, Ariz., March 2, 2011 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the three months and full year ended December 31, 2010.

Net revenue for the three months ended December 31, 2010 was a record $140.7 million, representing a 20% increase compared to $117.4 million for the fourth quarter of 2009.  The increase was driven by strong year-over-year revenue growth in Asia-Pacific (63%), Southern EMEA (24%) and the Americas (15%). Fourth quarter 2010 revenue was up 12% sequentially over $125.1 million in the third quarter, driven by growth in Northern EMEA (25%), Asia-Pacific (16%) and Southern EMEA (13%). On a constant currency basis, revenue increased 23% over the prior-year period and 9% over the third quarter of 2010.

“Our second consecutive record quarter shows that demand for Hypercom products and services has continued to increase,” said Philippe Tartavull, Chief Executive Officer and President. “We continued to capture significant market share in Asia-Pacific, Europe and Canada, driven by increased demand for mobile and IP products. For full year 2010, we increased revenue by 18% on a constant currency basis and this increase resulted in more than doubling our full year non-GAAP diluted EPS and allowed us to achieve a 12.5% adjusted EBITDA margin in the fourth quarter. These strong results demonstrate the fundamental strength of our suite of products and services and I want to thank all our customers for their continuing confidence in Hypercom, as well as our talented associates for the dedication that made this growth possible.”

Gross profit for the three months ended December 31, 2010 increased to $48.1 million or 34.2% of revenue from $36.8 million or 31.3% of revenue in the fourth quarter of 2009, and $40.1 million or 32.1% of revenue in the third quarter of 2010.  Gross profit percentages for the three months ended December 31, 2010 for product gross profit and service gross profit were 36.6% and 26.4%, respectively, compared to 34.1% and 24.7% in the fourth quarter of 2009 and 34.0% and 25.4% in the third quarter of 2010. Product gross margins increased due to higher volume and more favorable product mix.

Non-GAAP gross profit for the three months ended December 31, 2010 was $48.8 million or 34.7% of revenue, compared to $38.1 million or 32.4% of revenue in the fourth quarter 2009, and $40.7 million or 32.5% of revenue in the prior quarter. Non-GAAP gross profit excludes the effect of items such as restructuring costs, amortization of purchased intangibles and stock-based compensation.  Non-GAAP gross profit percentages for the three months ended December 31, 2010 for product and service gross profit were 36.7% and 27.7%, respectively, versus 34.1% and 26.6% in the prior-year period and 34.1% and 26.7% in the third quarter of 2010.

Operating expenses for the three months ended December 31, 2010 were $40.4 million or 28.7% of net revenue, compared to $33.8 million or 28.8% of net revenue in the prior-year quarter, and $33.1 million or 26.4% of net revenue in the third quarter of 2010.  The year-over-year and sequential quarterly increase in operating expenses were primarily related to increased R&D expenditures for new product and software development, as well as increased selling expense related to increased revenue.  In addition, the Company incurred costs related to the pending merger with VeriFone Systems, Inc. (NYSE: PAY) during the period.

Non-GAAP operating expenses for the three months ended December 31, 2010 were $33.9 million or 24.1% of revenue, compared to $31.7 million or 27.0% of revenue in the prior-year period, and $30.3 million or 24.2% of revenue in the third quarter of 2010. Non-GAAP operating expense excludes the effect of items such as restructuring costs, stock-based compensation, costs related to the pending merger with VeriFone Systems, Inc., certain legal settlements, amortization of purchased intangibles, and gains or losses from the sale of assets.

Operating income for the three months ended December 31, 2010 was $7.7 million, compared to operating income of $2.9 million in the prior-year period and $7.1 million in the third quarter of 2010.

Non-GAAP operating income for the three months ended December 31, 2010 was $14.9 million, compared to non-GAAP operating income of $6.3 million in the prior-year period and $10.4 million in the third quarter of 2010.

Net income for the three months ended December 31, 2010 was $3.1 million or $0.05 per diluted share, versus $0.6 million or $0.01 per diluted share in the prior-year period, and $4.5 million or $0.08 per diluted share in the third quarter of 2010.  Non-GAAP net income before discontinued operations for the three months ended December 31, 2010 was $11.8 million or $0.20 per diluted share, compared to $6.0 million or $0.11 per diluted share in the prior-year period, and $9.1 million, or $0.16 per diluted share in the third quarter of 2010. Non-GAAP net income excludes the effect of items such as restructuring costs, stock-based compensation, costs related to the pending merger with VeriFone Systems, Inc., certain legal settlements, amortization of purchased intangibles, gains or losses from the sale of assets, non-cash interest expense related to the amortization of discount on warrants issued for long-term debt and any applicable tax effects of such transactions.

For the full year, net revenues increased 15% or $61.5 million from $406.9 million in 2009 to $468.4 million in 2010. On a non-GAAP constant currency basis, revenue increased 18% compared to 2009. Non-GAAP gross profit increased $25.2 million to $158.1 million, or 33.7% of revenue in 2010, from $132.9 million, or 32.7% of revenue, in 2009.  Non-GAAP operating income in 2010 increased to $36.7 million from $17.3 million in 2009 and non-GAAP net income before discontinued operations increased from $11.8 million or $0.22 per diluted share in 2009, to $27.2 million, or $0.49 per diluted share, in 2010.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring charges, costs related to the pending merger with VeriFone Systems, Inc., certain legal settlements, and gains or losses from the sale of assets) for the three months ended December 31, 2010 was $17.6 million, compared to $9.2 million in the prior-year period and $13.0 million in the third quarter of 2010. Full year 2010 adjusted EBITDA increased to $47.0 million from $27.5 million in 2009.

Cash increased to $56.9 million at December 31, 2010 from $38.5 million at September 30, 2010 driven primarily by positive cash flow from operations.  Cash flow from operating activities for the fourth quarter of 2010 was $24.2 million and $20.0 million for the full year 2010.

As previously announced, Hypercom has entered into a definitive merger agreement under which VeriFone Systems, Inc. will acquire Hypercom in an all-stock transaction.  The transaction, which was approved by Hypercom stockholders on February 24, 2011, is anticipated to close in the second half of 2011 subject to the satisfaction of applicable regulatory approvals and other customary closing conditions.

Due to the pending merger with VeriFone, Hypercom will not hold a conference call to discuss its fourth quarter and full year 2010 financial results.

Additional Information and Where You Can Find It

In connection with the proposed merger transaction, VeriFone has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-171324) that includes a proxy statement/prospectus of Hypercom relating to the proposed transaction.  The proxy statement/prospectus has been mailed to the stockholders of Hypercom. Investors are urged to read the registration statement and the proxy statement/prospectus (and all amendments and supplements thereto) that is part of the registration statement and any other relevant documents filed with the SEC when they become available because they contain important information about VeriFone, Hypercom and the proposed transaction. You may obtain, without charge, copies of the registration statement, including the proxy statement/prospectus, as well as other filed documents containing information about VeriFone and Hypercom, at the website maintained by the SEC (www.sec.gov). Copies of VeriFone’s filings may also be obtained without charge from VeriFone at VeriFone’s website (www.verifone.com) or by directing a request in writing to VeriFone Systems, Inc., Attention: Investor Relations, 2099 Gateway Place, Suite 600, San Jose, California 95110, by phone to (408) 232-7979 or by email to ir@verifone.com. Copies of Hypercom’s filings may be obtained without charge from Hypercom at Hypercom’s website (www.hypercom.com) or by directing a request in writing to Hypercom Corporation, Attention: Investor Relations, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, by phone to (480) 642-5000 or by email to stsujita@hypercom.com.

About Hypercom

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Supplemental Information

Hypercom provides non-GAAP supplemental information in this press release which excludes items such as restructuring costs, stock-based compensation, costs related to the pending merger with VeriFone, certain legal settlements, amortization of purchased intangibles, gains and losses on sales of assets, and non-cash amortization for discount on warrants issued for long-term debt and any applicable tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, operating income, net income, cash flows, and gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the benefits realized from the utilization of contract manufacturers of the Company's products; and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the severity and duration of the current economic and financial conditions; the state of the electronic payments industry and competition within the industry; the level of demand and performance of the major industries we serve, including but not limited to the banking sector; the commercial feasibility and acceptance of new products, services and market development initiatives; our ability to successfully penetrate the vertical and geographic markets that we have targeted; our ability to improve our cost structure, including reducing our product and operating costs; our ability to develop more recurring revenue streams; our ability to successfully manage our contract manufacturers and our joint development manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to remain compliant with and provide transaction security as required by relevant industry standards and government regulations; our ability to increase market share and our competitive strength; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the sufficiency of reserves for assets and obligations exposed to revaluation; our ability to successfully expand our business and increase revenue; our ability to manage increased costs, maintain or grow our revenue, and other risks associated with the Company being merged with and into VeriFone Systems, Inc. as contemplated by a definitive merger agreement between the two companies; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; our ability to sustain our current income tax structure; the impact of current and future litigation matters on our business; our ability to fund our projected liquidity needs and pay down outstanding debt obligations from cash flow from operations and our current cash reserves; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months and twelve months ended December 31, 2010 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward-looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands, except per share data)	2010	2009	2010	2009
Net revenue:
Products	$109,173	$90,851	$362,859	$303,999
Services	31,498	26,522	105,590	102,904
Total net revenue	140,671	117,373	468,449	406,903
Costs of revenue:
Products	69,199	59,882	234,548	197,763
Services	23,186	19,980	77,475	77,815
Amortization of purchased intangible assets	236	750	1,399	2,891
Total costs of revenue	92,621	80,612	313,422	278,469
Gross profit	48,050	36,761	155,027	128,434
Operating expenses:
Research and development	13,226	12,347	47,128	44,486
Selling, general and administrative	25,818	19,861	82,886	74,681
Amortization of purchased intangible assets	1,356	1,638	5,448	6,147
Gain on sale of real property	—	—	(1,515)	—
Total operating expenses	40,400	33,846	133,947	125,314
Income from operations	7,650	2,915	21,080	3,120
Interest income	33	106	320	296
Interest expense	(3,541)	(3,371)	(12,503)	(10,990)
Foreign currency gain (loss)	291	609	(413)	411
Other income	441	34	519	390
Income (loss) before income taxes and
discontinued operations	4,874	293	9,003	(6,773)
Benefit (provision) for income taxes	(2,093)	853	(2,555)	829
Income (loss) before discontinued operations	2,781	1,146	6,448	(5,944)
Income (loss) from discontinued operations	340	(522)	267	(924)
Net income (loss)	$3,121	$624	$6,715	$(6,868)

Basic income (loss) per share:
Income (loss) before discontinued operations	$0.05	$0.02	$0.12	$(0.11)
Income (loss) from discontinued operations	0.01	(0.01)	—	(0.02)
Basic income (loss) per share	$0.06	$0.01	$0.12	$(0.13)

Diluted income (loss) per share:
Income (loss) before discontinued operations	$0.05	$0.02	$0.12	$(0.11)
Income (loss) from discontinued operations	—	(0.01)	—	(0.02)
Diluted income (loss) per share	$0.05	$0.01	$0.12	$(0.13)

Weighted average shares used to calculate income (loss) per share:
Basic	54,354,509	53,612,131	53,973,671	53,526,493
Diluted	59,907,080	54,508,967	55,270,935	53,526,493

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Amounts in thousands)	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$56,946	$55,041
Accounts receivable, net	100,104	86,031
Current portion of net investment in sales-type leases	4,883	5,235
Inventories	43,987	29,363
Prepaid expenses and other current assets	6,577	5,345
Deferred income taxes	318	1,311
Prepaid taxes	4,036	3,510
Current portion of assets held for sale	5,778	5,241
Total current assets	222,629	191,077
Property, plant and equipment, net	23,765	24,304
Net investment in sales-type leases	7,226	5,046
Intangible assets, net	42,368	49,579
Goodwill	22,601	28,536
Other long-term assets	8,351	8,346
Total assets	$326,940	$306,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,750	$52,355
Accrued payroll and related expenses	14,819	16,152
Accrued sales and other taxes	5,761	8,116
Product warranty liabilities	5,946	5,444
Restructuring liabilities	2,082	8,265
Accrued other liabilities	23,525	20,677
Deferred revenue	19,066	11,559
Deferred tax liabilities	—	22
Income taxes payable	6,986	6,568
Current portion of liabilities held for sale	1,140	1,244
Total current liabilities	143,075	130,402
Deferred tax liabilities	12,544	14,902
Long-term debt, net of discount	60,133	56,076
Other liabilities	14,130	14,612
Total liabilities	229,882	215,992
Stockholders' equity	97,058	90,896
Total liabilities and stockholders' equity	$326,940	$306,888

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in thousands)	2010	2009	2010	2009
Cash flows from continuing operations:
Net income (loss)	$3,121	$624	$6,715	$(6,868)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation and amortization	2,664	2,850	10,384	10,182
Amortization of purchased intangibles	1,592	2,388	6,847	9,038
Interest conversion to debt	1,718	1,740	6,912	6,708
Amortization of debt issuance costs	32	32	128	128
Amortization of discount on notes payable	1,725	1,463	5,146	3,786
Provision (reversal) for doubtful accounts	(124)	(976)	854	(416)
Provision for excess and obsolete inventory	678	1,928	2,979	4,157
Provision for warranty and other product charges	2,339	1,368	6,579	4,116
Foreign currency losses (gains)	852	(810)	900	(2,529)
Gain on sale of real property	—	—	(1,515)	—
Non-cash stock-based compensation	2,452	307	4,335	1,942
Non-cash write-off of intangibles and other assets	309	424	553	1,002
Deferred income tax provision (benefit)	1,534	(4,996)	1,081	(5,895)
Changes in operating assets and
liabilities, net	5,322	7,233	(31,856)	5,215
Net cash provided by (used in) operating activities	24,214	13,575	20,042	30,566

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,889)	(3,463)	(10,204)	(8,115)
Proceeds from the sale of business	—	—	1,841	—
Deposit received on pending sale of real property	—	—	1,665	—
Cash paid for acquisitions, net of cash acquired	—	(2,057)	(1,030)	(2,094)
Software development costs capitalized	(1,105)	—	(4,632)	(250)
Purchase of short-term investments	—	—	—	(1,376)
Proceeds from the sale or maturity of
short-term investments	—	—	—	1,875
Net cash used in investing activities	(3,994)	(5,520)	(12,360)	(9,960)

Cash flows from financing activities:
Borrowing in revolving line of credit	—	—	—	7,800
Repayments of bank notes payable and other
debt instruments	(5,000)	(3,000)	(8,000)	(10,985)
Purchase of treasury stock	—		(162)	—
Proceeds from issuance of common stock	3,234	46	3,497	177
Net cash provided by (used in) financing activities	(1,766)	(2,954)	(4,665)	(3,008)
Effect of exchange rate changes on cash	(218)	(340)	(1,319)	1,975
Net increase (decrease) in cash flows from
continuing operations	18,236	4,761	1,698	19,573
Net cash provided by (used in) operating
activities - discontinued operations	188	(433)	207	(114)
Cash and cash equivalents, beginning of period	38,522	50,713	55,041	35,582
Cash and cash equivalents, end of period	$56,946	$55,041	$56,946	$55,041

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
Americas	$34,897	$30,291	$126,015	$123,746	$34,722

NEMEA	33,188	33,163	110,225	102,492	26,456

SEMEA	49,023	39,466	161,844	131,505	43,520

Asia-Pacific	23,563	14,453	70,365	49,160	20,404

Total net revenue	$140,671	$117,373	$468,449	$406,903	$125,102

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
GAAP net revenue	$140,671	$117,373	$468,449	$406,903

Constant currency rate adjustment	3,678	—	10,844	—

Non-GAAP net revenue	$144,349	$117,373	$479,293	$406,903

	Three Months Ended December 31,	Three Months Ended September 30,
	2010	2010
GAAP net revenue	$140,671	$125,102

Constant currency rate adjustment	(3,749)	—

Non-GAAP net revenue	$136,922	$125,102

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
GAAP income (loss) before discontinued operations	$2,781	$1,146	$6,448	$(5,944)	$4,603

Restructuring charges included in:

Costs of product revenue	—	—	142	140	7

Costs of service revenue	290	512	1,111	1,240	332

Operating expenses	1,227	206	1,835	1,810	264

Stock-based compensation included in:

Costs of product revenue	118	37	265	199	87

Costs of service revenue	121	—	133	—	10

Operating expenses	2,213	270	3,937	1,743	968

Amortization of purchased intangibles included in:

Costs of revenue	236	750	1,399	2,891	144

Operating expenses	1,356	1,638	5,448	6,147	1,271

Gain on sale of assets:

Operating expenses	—	—	(1,515)	—	(841)

Incurred fees on M&A related activities:

Operating expenses	1,710	—	2,134	—	424

Litigation settlements:

Operating expenses	—	—	692	—	692

Non-cash amortization for discount on warrants issued for long-term debt:

Non-operating expense	1,725	1,463	5,146	3,786	1,095

Income tax effect	—	—	—	(178)	—

Non-GAAP income before discontinued operations	$11,777	$6,022	$27,175	$11,834	$9,056

Non-GAAP diluted income per share before discontinued operations	$0.20	$0.11	$0.49	$0.22	$0.16

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
GAAP operating income	$7,650	$2,915	$21,080	$3,120	$7,089

Restructuring charges	1,517	718	3,088	3,190	603

Stock-based compensation	2,452	307	4,335	1,942	1,065

Amortization of purchased intangibles	1,592	2,388	6,847	9,038	1,415

Gain on sale of assets	—	—	(1,515)	—	(841)

Incurred fees on M&A related activities	1,710	—	2,134	—	424

Litigation settlements	—	—	692	—	692

Non-GAAP operating income	$14,921	$6,328	$36,661	$17,290	$10,447

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
Product revenue	$109,173	$90,851	$362,859	$303,999	$98,604

Service revenue	31,498	26,522	105,590	102,904	26,498

Total net revenue	$140,671	$117,373	$468,449	$406,903	$125,102

GAAP product gross profit	$39,974	$30,969	$128,311	$106,236	$33,551

Restructuring charges	—	—	142	140	7

Stock-based compensation	118	37	265	199	87

Non-GAAP product gross profit	$40,092	$31,006	$128,718	$106,575	$33,645

Non-GAAP Percentage of product revenue	36.7%	34.1%	35.5%	35.1%	34.1%

GAAP service gross profit	$8,312	$6,542	$28,115	$25,089	$6,733

Restructuring charges	290	512	1,111	1,240	332

Stock-based compensation	121	—	133	—	10

Non-GAAP service gross profit	$8,723	$7,054	$29,359	$26,329	$7,075

Non-GAAP Percentage of service revenue	27.7%	26.6%	27.8%	25.6%	26.7%

GAAP gross profit	$48,050	$36,761	$155,027	$128,434	$40,140

Restructuring charges	290	512	1,253	1,380	339

Stock-based compensation	239	37	398	199	97

Amortization of purchased intangibles	236	750	1,399	2,891	144

Non-GAAP gross profit	$48,815	$38,060	$158,077	$132,904	$40,720

Non-GAAP Percentage of total net revenue	34.7%	32.4%	33.7%	32.7%	32.5%

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
GAAP operating expenses	$40,400	$33,846	$133,947	$125,314	$33,051

Restructuring charges	(1,227)	(206)	(1,835)	(1,810)	(264)

Stock-based compensation	(2,213)	(270)	(3,937)	(1,743)	(968)

Amortization of purchased intangibles	(1,356)	(1,638)	(5,448)	(6,147)	(1,271)

Gain on sale of assets	—	—	1,515	—	841

Incurred fees on M&A related activities	(1,710)	—	(2,134)	—	(424)

Litigation settlements	—	—	(692)	—	(692)

Non-GAAP operating expenses	$33,894	$31,732	$121,416	$115,614	$30,273

Non-GAAP Percentage of total net revenue	24.1%	27.0%	25.9%	28.4%	24.2%

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30,
	2010	2009	2010	2009	2010
Operating income	$7,650	$2,915	$21,080	$3,120	$7,089

Depreciation and amortization	4,256	5,238	17,231	19,220	4,011

Restructuring charges	1,517	718	3,088	3,190	603

Stock-based compensation	2,452	307	4,335	1,942	1,065

Gain on sale of assets	—	—	(1,515)	—	(841)

Incurred fees on M&A related activities	1,710	—	2,134	—	424

Litigation settlements	—	—	692	—	692

Adjusted EBITDA	$17,585	$9,178	$47,045	$27,472	$13,043

Note: Constant currency rate adjustments. Management refers to growth in a constant currency basis or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the US Dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.